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                                                        EXHIBIT 10.67


                     RELEASE AND DISCHARGE OF MORTGAGE

         THIS INSTRUMENT is executed as of December 27, 1996, by FLEET NATIONAL BANK, a national banking association having an address at 1 Federal Street, Boston, Massachusetts 02111, as agent (in such capacity, the "Agent") for itself and the other banks party to that certain Revolving Credit and Loan Agreement, dated as of February 1, 1993 (as amended, modified and supplemented and in effect from time to time).

                             WITNESSETH:

         WHEREAS, the Agent is the holder of that certain Mortgage and Security Agreement, dated as of July 15, 1996 (the "Mortgage"), from Morse Shoe, Inc. to the Agent, recorded with the Norfolk County Registry District of the Land Court as Document No. 742555.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent hereby releases the Mortgage and the lien evidenced thereby and consents to the discharge of the Mortgage of record.

         EXECUTED AS A SEALED INSTRUMENT as of the 27 day of December, 1996.

                         FLEET NATIONAL BANK, a national
                          banking association, as Agent


                           By:  /s/ Gerald G. Sheehan
                           Title:    AVP

                  COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK, ss.                                    December 27, 1996

         Then personally appeared the above-named Gerald G. Sheehan, the AVP of FLEET NATIONAL BANK, a national banking association ("Fleet Bank"), and acknowledged the foregoing to be the free act and deed of Fleet Bank, before me,

                                        /s/ Michael Araujo
                                        Notary Public
                                        My commission expires: May 27, 1997